UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2024

PSYCHEMEDICS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13738	58-1701987
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

5220 Spring Valley Road, Suite 230, Dallas, TX	75254
(Address of Principal Executive Offices)	(Zip Code)

(800) 527-7424

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock. $0.005 par value	PMD	The Nasdaq Stock Market, LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On May 28, 2024 Psychemedics corporation (the “Company”) entered into a Lease Termination Agreement with Culver City/Hannum, LLC, a California limited liability company (“Landlord”) for certain premises located at 5750 Hannum Avenue, Culver City, CA 90230 (the “Lease Termination Agreement”). The Lease Termination Agreement provides that that certain Standard Industrial/Commercial Multi-Tenant Lease - Net dated as of July 29, 2019 by and between the Company and Landlord (as the same may have been amended, the “Lease”), will terminate effective June 30, 2024.

The consideration payable by the Company for Landlord’s agreement to enter into the Lease Termination Agreement and accelerate the expiration date of the term of the Lease to June 30, 2024, is approximately $110 thousand. The Company expects to realize net cost savings from rightsizing of facility costs of approximately $250 thousand for the balance of the original lease term from what we would otherwise have paid.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PSYCHEMEDICS CORPORATION
Dated: June 3, 2024

	By:	/s/ Daniella Mehalik
Daniella Mehalik,
Vice President of Finance